UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee previously paid by written preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:
(4)	Date Filed:

September 7, 2012

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders on Thursday, October 18, 2012, at 10:00 a.m. Pacific Daylight Time at the Company’s corporate offices at 14282 Franklin Avenue, Tustin, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the Company that you should know when you vote your shares. In addition to the formal business to be transacted, management will make a presentation on developments during the past year and will respond to stockholder questions.

Your vote is very important and we hope you will vote as soon as possible. There are three ways to vote by proxy - by Internet, by telephone, or by mailing the proxy card. Voting instructions for each of these methods are on the proxy card.

Thank you for your support and interest in Peregrine. We look forward to seeing you on Thursday, October 18, 2012 at our annual meeting.

Very truly yours,

Steven W. King
President, Chief Executive Officer and Director

14282 Franklin Avenue ● Tustin, California 92780 ● (714) 508-6000 ● www.peregrineinc.com

14282 Franklin Avenue ● Tustin, California 92780

Notice of Annual Meeting of Stockholders

Date:	Thursday, October 18, 2012
Time:	10:00 a.m. Pacific Daylight Time
Place:	Peregrine Pharmaceuticals, Inc. 14282 Franklin Avenue Tustin, CA 92780
Items of Business:	1.	To elect four directors to our Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;
	2.	To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending April 30, 2013;
	3.	To approve an amendment to our 2011 Stock Incentive Plan to increase the number of shares available for issuance under the 2011 Stock Incentive Plan;
	4.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders; and
	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	You are entitled to notice of, and to vote at the annual meeting and any adjournments of that meeting, if you were a stockholder of record at the close of business on August 22, 2012.
Voting by Proxy:	Please submit the enclosed proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the questions and answers under the heading “General Information” beginning on page 1 of the Proxy Statement and the instructions on your proxy card.
Internet Availability of Proxy Materials:	Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and accompanying annual report for the fiscal year ended April 30, 2012 are available under the “Investor Relations,” sub-category “SEC Filings” section of our web site at http://www.peregrineinc.com.

By Order of the Board of Directors,
/s/ Mark R. Ziebell
Mark R. Ziebell
General Counsel and Corporate Secretary

Tustin, California

September 7, 2012

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy card are being distributed on or about September 7, 2012

Proxy Statement

General Information

Your vote is very important. For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,” “us,” “our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of common stock at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being sent to all stockholders of record as of the close of business on August 22, 2012 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the 2012 Annual Meeting of Stockholders to be held on October 18, 2012. We intend to commence mailing this Proxy Statement and accompanying proxy card on or about September 7, 2012 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2012, including audited consolidated financial statements, has been mailed to stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about September 7, 2012, we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to selected stockholders of record and beneficial owners. These stockholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you.

Who is eligible to vote?

Stockholders of Peregrine, as recorded in our stock register at the close of business on August 22, 2012, can vote at the Annual Meeting. Each share of Peregrine’s common stock is entitled to one vote. As of August 22, 2012, there were 104,191,176 shares of our common stock outstanding and entitled to vote.

How do I vote?

There are three ways to vote by proxy:

(1)	by internet;
(2)	by telephone; or
(3)	by mail.

If you vote by telephone or via the Internet, please do not return a signed proxy card. If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

1

You may also vote in person at the Annual Meeting. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In addition, we have also retained Georgeson, Inc. to aid in the solicitation and will pay a fee of approximately $10,000 for their services, plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

Brokerage firms have the authority under the NASDAQ Stock Market rules to vote shares on routine matters for which their customers do not provide voting instructions.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote for the proposals as follows:

FOR:

—	the election of our four directors;
—	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013;
—	the approval of an amendment to our 2011 Stock Incentive Plan to increase the number of shares available for issuance under the 2011 Stock Incentive Plan; and
—	the approval, on an advisory basis, of the compensation of the named executive officers.

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

2

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote on the record date must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

What are "broker non-votes"?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the New York Stock Exchange (“NYSE”), such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes." The effect of “broker non-votes” on each of the proposals that will be considered at the Annual Meeting is described below and in our proxy statement.

The election of directors is not considered to be a "routine" matter and brokers are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a "routine" matter, and hence we do not expect that there will be a significant number of “broker non-votes” on such proposal.

The proposal to elect directors, the proposal to amend the 2011 Stock Incentive Plan and the proposal to approve, on an advisory basis, of the compensation of the named executive officers, are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you.  If you do not provide voting instructions on these three matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the vote total for any Proposal, other than Proposal No. 2.

How many votes are needed to have the proposals pass?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote “For” for the following proposals:

Proposal No. 1 -	the election of our four directors;
Proposal No. 2 -	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013;
Proposal No. 3 -	the approval of an amendment to our 2011 Stock Incentive Plan to increase the number of shares available for issuance under the 2011 Stock Incentive Plan; and
Proposal No. 4 -	to approve, on an advisory basis, the compensation of the named executive officers.

The Board of Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and “broker non-votes” (see above) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for Proposal Nos. 2, 3, and 4 to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for each. Only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. Broker non-votes will have no effect on the result of the vote on Proposal Nos. 3 and 4 although they will count toward the presence of a quorum. Abstentions as to a proposal will have the same effect as votes against a proposal.

3

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14282 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (800) 987-8256. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Proposal No. 1:

Election of Directors

The first proposal on the agenda for the Annual Meeting will be electing four directors to serve until the next annual meeting or until their successors are elected. There are four nominees for the four currently authorized seats on our Board of Directors. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority” and broker non-votes will have no practical effect.

Each person nominated for election is currently serving as a director of Peregrine and each nominee has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

Information with respect to the number of shares of common stock beneficially owned by each director as of August 16, 2012 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.” The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

DIRECTOR BIOGRAPHY

Name and Age	Principal Occupation and Business Experience	Director Since
Carlton M. Johnson, Jr. (age 52)

Mr. Johnson has served as a Director since November 1999 and was appointed Chairman of the Board on October 22, 2010. Mr. Johnson is in-house legal counsel for Roswell Capital Partners, LLC, a position he has held since June 1996. Mr. Johnson has been admitted to the practice of law in Alabama since 1986, Florida since 1982 and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV- rated law firm of Smith, Sauer, DeMaria, Johnson and was President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, and formerly served on the boards of CryoPort, Inc. (ceased in May 2012), and Ecotality, Inc. (ceased in March 2012). The Board of Directors concluded that Mr. Johnson should serve as a director in light of the extensive public company finance experience that he has obtained through serving on the boards and audit committees of Patriot Scientific Corporation, CryoPort, Inc. and Ecotality, Inc.

1999

4

Name and Age	Principal Occupation and Business Experience	Director Since
Steven W. King (age 48)

Mr. King has served as our President and Chief Executive Officer since March 2003 and a member of the Board of Directors since October 2003. From August 2002 to March 2003, Mr. King served as Chief Operating Officer and from February 2000 to August 2002 served as Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 as Director of Research and Development. Additionally, Mr. King was responsible for launching our wholly-owned biomanufacturing subsidiary, Avid Bioservices, Inc., in 2002, for which he serves as President. Mr. King was previously employed at Vascular Targeting Technologies, Inc., which was acquired by Peregrine in 1997. Mr. King previously worked at the University of Texas Southwestern Medical Center with Dr. Philip Thorpe, the inventor of our Phosphatidylserine (PS)-targeting antibody and VTA technology platforms and is co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelor’s and Master’s degrees from Texas Tech University in Cell and Molecular Biology. The Board of Directors concluded that Mr. King should serve as a director in light of his extensive scientific understanding of our technologies in development combined with the perspective and experience he brings as our current President and Chief Executive Officer from his extensive history with the Company.

		2003
David H. Pohl (age 75)

Mr. Pohl has served as Director since October 2004. He is currently Chairman of the Board of Wellness.com, Inc., a privately held Internet-based health and wellness enterprise. He was previously a member of the Board of Directors of Patriot Scientific Corporation from 2001 through 2008, and served as Chairman of the Board and CEO of that publicly traded company from 2005 through 2007. He is also Of Counsel with the law firm of Herold & Sager in Encinitas, California. Mr. Pohl was in the private practice of law, counseling business clients from 1997 to 2005, and serving as Special Counsel to the Ohio Attorney General for entrepreneurial investments by state employee pension funds from 1995 to 1996. Previously, he was a Senior Attorney with Jones Day Reavis & Pogue, a large U.S. law firm, and held positions as a Senior Officer and General Counsel in large financial services corporations with over $1 billion in assets under management. In addition, Mr. Pohl is a member of the Corporate Directors Forum of San Diego, the Intellectual Property Law and Business Law Sections of the State Bar of California, has served as a member of the Board of Governors of the Corporate Counsel Section of the Ohio State Bar Association, and is an Emeritus member of the Board of Directors of the American Financial Services Association, Washington, D.C. Mr. Pohl earned a Juris Doctor degree from The Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State. The Board of Directors concluded that Mr. Pohl should serve as a director in light of the extensive corporate governance experience that he has obtained through serving on the boards of Patriot Scientific Corporation and Wellness.com.

		2004
Eric S. Swartz (age 56)	Mr. Swartz has served as Director since 1999. With 29 years of experience in the securities business, Mr. Swartz is the founder and President of Roswell Capital Partners, LLC since 2004 and was the founder and former President of Equiplace Securities, LLC and Swartz Investments, LLC. From 1988 to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. where he specialized in foreign institutional equity investments in U.S. securities. Previously, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. The Board of Directors concluded that Mr. Swartz should serve as a director in light of the extensive experience in corporate finance, including equity and debt placements, that he has obtained through his 29 years of experience in that industry.	1999

 Recommendation

The Board of Directors UNANIMOUSLY RECOMMENDS that stockholders VOTE FOR each nominee director named in proposal no. 1.

5

Corporate Governance

Our Board of Directors strongly believes in good corporate governance policies and practices. We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees. This section describes key corporate governance guidelines and practices that our Board has adopted. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Code of Business Conduct and Ethics, (2)  Charter of the Compensation Committee of the Board of Directors, (3) Charter of the Audit Committee of the Board of Directors, and (4)  Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our directors remain informed of our business and management’s activities by reviewing documents provided to them before each board meeting and by attending presentations made by our chief executive officer and other members of management. The Board of Directors held five (5) formal meetings during the fiscal year ended April 30, 2012. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2012. In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our directors.

Director Independence

Under NASDAQ Marketplace Rule 5605(a)(2), a director will not be considered an “independent director” if, such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or board committee service) in excess of $120,000 during any twelve consecutive month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Marketplace Rules governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Our Audit, Compensation and Nominating Committees are composed entirely of independent directors as required by applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules, including Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, there are no family relationships among any of the directors or executive officers of the Company.

6

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Peregrine’s management. The independent members of the Board of Directors are scheduled to meet each time the Board holds its regularly scheduled meetings.

Committees of Our Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each of the three committees maintains a written charter approved by the Board of Directors. The following is a summary of our three standing committees:

Compensation Committee. The primary purpose of the Compensation Committee of the Board of Directors is to: (i) establish the compensation policy of the Company; (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee met three (3) times during the fiscal year ended April 30, 2012. The Compensation Committee has the authority to determine director and executive compensation and may not delegate this authority. The Compensation Committee’s members are currently Mr. Eric S. Swartz (chairman of the committee), Mr. Carlton M. Johnson, Jr. and Mr. David H. Pohl. Each of these members is independent under NASDAQ listing standards currently in effect. In addition, each member is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Audit Committee. The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met three (3) times during the fiscal year ended April 30, 2012. The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson, Jr. is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and is independent under the current listing standards of NASDAQ. The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The current Audit Committee members are Mr. Carlton M. Johnson, Jr. (chairman of the committee), Mr. David H. Pohl and Mr. Eric S. Swartz. Each of these members is independent under NASDAQ listing standards currently in effect.

Nominating Committee. The primary purpose of the Nominating Committee of the Board is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board. The qualities and skills sought in prospective members of the Board will be determined by the independent directors. Generally, director candidates must be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspective and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. The Nominating Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management. The Nominating Committee met two (2) times during the fiscal year ended April 30, 2012. The Nominating Committee’s members are Mr. David H. Pohl (chairman of the committee), Mr. Carlton M. Johnson, Jr. and Mr. Eric S. Swartz. Each of these members is independent under NASDAQ listing standards currently in effect.

7

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.  The Board believes that its current leadership structure, with Mr. King serving as President and Chief Executive Officer and Mr. Johnson serving as Chairman is appropriate for the Company at this time. Both leaders are actively engaged on significant matters affecting the Company. The Chief Executive Officer has overall responsibility for all aspects of the Company's operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Policy on Business Conduct and Ethics, including matters relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters. Written communications from our stockholders and employees may be sent to: Peregrine Pharmaceuticals, Inc., Attention: Audit Committee Chair, 14282 Franklin Avenue, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to: Board of Directors, Attention: Corporate Secretary, Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

8

Director Compensation

Members of the Board of Directors who are also our employees receive no additional compensation for serving as directors. The following information outlines the compensation paid to our non-employee directors, including annual base retainer fees, meeting attendance fees, and option awards for the fiscal year ended April 30, 2012:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Carlton M. Johnson, Jr.	160,000 (3)	280,969	440,969
David H. Pohl	100,000 (4)	280,969	380,969
Eric S. Swartz	100,000 (4)	280,969	380,969

(1)	In fiscal year 2012, each non-employee director was eligible to receive an annual cash retainer fee of $90,000 per year. In addition, the chairman of the Audit Committee was eligible to receive an additional annual cash retainer fee of $60,000. Moreover, each non-employee director was also eligible to receive a fee of $2,000 for each Board meeting attended, whether in-person or telephonically, and a fee of $2,000 for each additional Company meeting attended in excess of four hours in length.
(2)

Represents the aggregate grant date fair value of the option awards granted in fiscal year 2012 computed in accordance with the authoritative guidance for share-based compensation. During fiscal year 2012, each non-employee director was granted an option award on May 2, 2011 and February 17, 2012 to purchase 142,000 and 90,000 shares of common stock of the Company, respectively, at an exercise price of $2.44 and $0.95 per share, respectively. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 8 “Equity Compensation Plans” in our Form 10-K for the fiscal year ended April 30, 2012, as filed with the SEC on July 16, 2012. Amounts do not represent amounts paid to or realized by the non-employee director. In addition, these amounts do not correspond to the actual value that may be recognized by the non-employee director.

As of April 30, 2012, each non-employee director held the following number of shares of common stock underlying outstanding stock options:

Director	Number of Shares Underlying Outstanding Stock Options
Carlton M. Johnson, Jr.	602,000
David H. Pohl	602,000
Eric S. Swartz	652,000

(3)	Includes an annual base retainer of $90,000, an annual retainer of $60,000 for Mr. Johnson’s role as chairman of the Audit Committee, and meeting fees of $10,000.
(4)	Includes an annual retainer of $90,000 and meeting fees of $10,000.

Proposal No. 2:
Ratification of Selection of Independent Registered Public Accounting Firm

The next proposal on the agenda for the Annual Meeting will be ratifying the Board’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for current fiscal year ending April 30, 2013. Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013, subject to ratification by our stockholders. Ernst & Young LLP has served in this capacity for each of the twelve (12) years ended April 30, 2012, and has reported on the Company’s fiscal year 2012 consolidated financial statements. During the twelve (12) fiscal years ended April 30, 2012, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2013.

Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

9

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT Stockholders VOTE FOR PROPOSAL No. 2 TO RATIFY THE APPOINTMENT OF Ernst & Young LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2012 and 2011 by Ernst & Young LLP, our independent registered public accounting firm:

	2012	2011
Audit fees	$353,000	$333,000
Audit related fees	–	–
Tax fees	19,000	18,000
All other fees	2,000	2,000
Total fees	$374,000	$353,000

Audit fees pertain to the audit of our annual consolidated financial statements for fiscal years 2012 and 2011, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, comfort letters, and review of documents filed with the Securities and Exchange Commission (“SEC”), including registration statements on Form S-3 and Form S-8.

Tax fees relate to tax compliance services rendered in the preparation of our tax returns.

All other fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal years 2012 and 2011.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2012 and 2011. The Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors (*)

Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Marketplace Rules as currently in effect. As part of our oversight of our Company’s financial statements, our Chairman of the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board that the Company’s financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company’s financial statements be included in its Annual Report:

1.	The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, for fiscal year ended April 30, 2012, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

10

2.	The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.	The Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2012, and consolidated statements of operations, cash flows and stockholders’ equity for the fiscal year ended April 30, 2012.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its Annual Report for its fiscal year ended April 30, 2012. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2013.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson Jr, Chairman of the Audit Committee

David H. Pohl

Eric S. Swartz

* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Proposal No. 3:
Approval of an Amendment to our 2011 Stock Incentive Plan to Increase the
Number of Shares Available for Issuance Under the 2011 Stock Incentive Plan

Introduction

The Company’s 2011 Stock Incentive Plan, which is referred to herein as the “2011 Plan,” was approved by the Board of Directors in June 2011 and the Company’s stockholders in October 2011. On August 13, 2012, subject to stockholder approval, the Board of Directors approved a proposal to amend the 2011 Plan in order to, among other things, increase the number of shares of our Common Stock subject to the 2011 Plan by 8,000,000 shares (as so amended, the “Amended 2011 Plan”).

Description of the Amended 2011 Plan

A summary of the Amended 2011 Plan is set forth below, and the full text of the Amendment is attached hereto as Exhibit A. The following discussion is qualified in its entirety by reference to the amendment attached hereto as Exhibit A and the original text of the Amended 2011 Plan filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on August 26, 2011. Capitalized terms used below shall have the meanings ascribed to them in the Amended 2011 Plan.

General

The total number of shares of common stock that may be issued under the 2011 Plan is currently 3,500,000. If the proposal for the amendment of the 2011 Plan is approved, then the Amended 2011 Plan will authorize the issuance of up to 11,500,000 shares of common stock.

In addition to providing for an additional 8,000,000 shares of common stock, the 2011 Plan will also be amended to provide that the maximum (i) number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 500,000 shares and (ii) amount of any performance-based award that may be granted to a covered employee during any performance period is 500,000 shares or the equivalent cash value; the current limitation for each of the foregoing is 250,000.

11

As of August 16, 2012, we had 104,191,176 shares of our common stock issued and outstanding. The closing sale price of our common stock quoted on the NASDAQ Capital Market on August 16, 2012, was $2.84 per share.

At August 16, 2012, an aggregate of 677,235 shares of common stock were available for grants of stock options, restricted stock awards or other forms of share-based awards under the 2011 Plan and our other outstanding stock incentive plans. Based on our estimated usage rate, we currently anticipate depleting all the shares currently available for issuance under the 2011 Plan and our other outstanding stock incentive plans during our fiscal year ending April 30, 2013. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our Board of Directors believes that we will need the additional 8,000,000 shares for which we are requesting stockholder approval to be available under the 2011 Plan. While adding 8,000,000 shares to the 2011 Plan will increase the potential dilution to stockholders, our Board of Directors believes our equity compensation plans are well-managed and within the median norms for our peer group. We expect that with the additional 8,000,000 shares for which we are seeking stockholder approval, we will have sufficient shares for our equity compensation program for at least two or more fiscal years based on our historical 3-year average run rate for stock option and award grants. If the amendment to the 2011 Plan is not approved by the stockholders, share-based awards will continue to be made under the 2011 Plan and other outstanding stock incentive plans to the extent shares are available.

The following table sets forth information regarding stock option and awards granted, the run rate for each of the last three fiscal years and the average run rate over the last three years.

	Fiscal Year Ended April 30,			3-Year
	2012	2011	2010	Average
Stock options and awards granted	3,615,063	509,359	3,285,112	2,469,845

Common shares outstanding at fiscal year end	101,421,365	69,837,142	53,094,896	74,784,468

Run rate	3.56%	0.73%	6.19%	3.30%

Purpose

The Board believes that the Amended 2011 Plan will promote the success and enhance the long-term growth of Peregrine by aligning the interests of participants in the Amended 2011 Plan with those of the Company’s stockholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for the Company’s stockholders. The Board also believes that the flexible terms and conditions of the Amended 2011 Plan, which permit the grant of various forms of equity and non-equity awards with a variety of terms and conditions, allow the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operation is largely dependent.

Administration

The Amended 2011 Plan will be administered by the Compensation Committee or such other committee as may be designated by the Board (the “Committee”). The Committee must be comprised of at least three (3) members of the Board. Each Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions for exemption from Section 16(b) of the Exchange Act and an “outside director” as defined in Section 162(m) of the Code. The Committee, by majority action, is authorized to interpret the Amended 2011 Plan, to prescribe, amend, and rescind rules and regulations relating to the Amended 2011 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Amended 2011 Plan, to the extent they are not inconsistent with the Amended 2011 Plan.

12

The Committee will have the authority, to determine the participants who are entitled to receive awards under the Amended 2011 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price or exercise price, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, the form of each award agreement, and the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate. The Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards (as described below). Neither the award agreement or the other terms and provisions of any award must be identical for each participant.

The Committee will have the authority to modify existing awards, subject to specified provisions of the Amended 2011 Plan and the listing requirements of The Nasdaq Stock Market or such other exchange on which the Company stock is traded. The Committee will be prohibited from repricing any previously granted options or SARs without first obtaining stockholder approval.

Stock Subject to Amended 2011 Plan

A total of 11,500,000 shares of common stock are reserved for issuance under the Amended 2011 Plan, subject to stockholder approval. Notwithstanding the above, the maximum number of shares of stock that may be issued as incentive stock options under the Amended 2011 Plan shall be 11,500,000.

Subject to the express provisions of the Amended 2011 Plan, if any award granted under the Amended 2011 Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the Amended 2011 Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the Amended 2011 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the Amended 2011 Plan.

The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 500,000 shares.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Committee, are eligible to participate in the Amended 2011 Plan.

Awards Available Under the Amended 2011 Plan

The following types of awards may be granted pursuant to the Amended 2011 Plan: stock options, restricted stock rights, restricted stock, performance shares, performance share units, performance cash awards, stock appreciation rights and stock grant awards.

Stock Options. The Committee may grant incentive stock options and non-qualified stock options under the Amended 2011 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Amended 2011 Plan will be at least 100% of the fair market value of Company stock on the date granted. No option may be exercised more than ten (10) years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.

Restricted Stock Rights. The Committee may grant restricted stock rights awards under the Amended 2011 Plan. A restricted stock right award gives the participant the right to receive common stock or a cash payment equal to the fair market value (determined as of a specified date) in the future. Shares of common stock are not issued under the award until specified restrictions lapse. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock rights have no voting rights with respect to the shares of stock subject to their restricted stock rights award.

13

Restricted Stock. The Committee may grant restricted stock under the Amended 2011 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award (as described below).

Performance Shares. The Committee may grant performance share awards under the Amended 2011 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee. Each performance share will have a value determined by the Committee at the time of grant.

Performance Share Units. The Committee may grant performance share unit awards under the Amended 2011 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee. Each performance share unit will have a value determined by the Committee at the time of grant.

Performance Cash Awards. The Committee may grant performance cash awards under the Amended 2011 Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance goals are satisfied during a performance period specified by the Committee.

Stock Appreciation Rights. The Committee may grant SARs under the Amended 2011 Plan. A SAR gives the participant the right to share in the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Stock Grant Awards. The Committee may grant stock awards under the Amended 2011 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of Common Stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Performance-Based Awards. When the Committee grants restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards it may designate the award as a performance-based award. Options and SARs granted pursuant to the Amended 2011 Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees” as that term is defined in Section 162(m) of the Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Committee may, in its discretion, grant awards under the Amended 2011 Plan to covered employees that do not qualify for the exception.

The payment of restricted stock, restricted stock rights, performance shares, performance share units, or performance cash awards that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement or attainment of corporate governance goals; attainment of regulatory approvals; attainment of clinical trial milestones; attainment of research and development milestones; contract or grant awards; regulatory inspections; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels.

14

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award.

The performance criteria and other related aspects of the Amended 2011 Plan will be subject to stockholder approval again in 2017 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the Amended 2011 Plan.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 500,000 shares of common stock or the equivalent cash value.

Restrictions

The Committee may impose such restrictions on any awards under the Amended 2011 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change-in-Control

If a Termination of Employment (or Service) occurs with respect to an employee or non-employee director Participant for Good Reason or without Cause within two (2) years (or such other period as may be specified in the Participants employment or other agreement with the Company or its subsidiary) following a Change-in-Control, all or any portion of an Award shall automatically become immediately vested and/or exercisable and that the restrictions relating to all such Awards shall lapse.  With respect to a Performance-Based Award, the award shall vest on a pro-rata basis at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.

Non-transferability

The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the Amended 2011 Plan. Unless otherwise determined by the Committee, no award granted under the Amended 2011 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the Amended 2011 Plan) in favor of a spouse, or, if applicable, until the termination of any restricted or performance period as determined by the Committee.

Adjustment Provisions

If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the Amended 2011 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Committee. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Amended 2011 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

Amendment, Modification and Termination of Amended 2011 Plan

Subject to the Board’s right to amend or terminate the Amended 2011 Plan at any time, the Amended 2011 Plan will remain in effect until all awards issued under the Amended 2011 Plan expire, terminate, are exercised or are paid in full in accordance with the Amended 2011 Plan provisions and any award agreement. However, no award may be granted under the Amended 2011 Plan after the tenth anniversary of the date the Amended 2011 Plan is approved by the Company’s stockholders unless the stockholders of the Company vote to approve an extension of the Amended 2011 Plan prior to such expiration date.

15

The Board has discretion to terminate, amend or modify the Amended 2011 Plan. Any such action of the Board is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted by law, the Board may delegate to the Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the Amended 2011 Plan. Except as otherwise provided in the Amended 2011 Plan, the Board, Chief Executive Officer and the Committee may not do any of the following without stockholder approval: reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the Amended 2011 Plan; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options or SARs; or cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the Amended 2011 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain federal income tax consequences of certain transactions under the Amended 2011 Plan based on federal income tax laws in effect on January 1, 2012. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a non-qualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock rights, performance shares, performance share units, performance cash awards, or stock grant awards the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for non-qualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Amended 2011 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Amended 2011 Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

16

Tax Consequences to the Company or Its Affiliates

To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits Table

Benefits under the Amended 2011 Plan will depend on the Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by Amended 2011 Plan participants.

Vote Required

Approval of the amendment to our 2011 Stock Incentive Plan requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN.

Proposal No. 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-On-Pay”)

Peregrine is asking its stockholders to cast a non-binding advisory vote to approve the fiscal year 2012 compensation of our named executive officers (our “NEO’s”) listed in the “Executive Compensation — Summary Compensation Table” as disclosed in this proxy statement. This Proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. Peregrine currently holds “say-on-pay” votes every year and the next vote is expected to occur at next year’s 2013 Annual Meeting of Stockholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of both specific financial and strategic goals, which are expected to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our NEOs.

FISCAL YEAR 2012 BUSINESS HIGHLIGHTS

Our executive team continued to successfully manage our company through fiscal year 2012, and we believe the compensation program for our NEOs was instrumental in helping us achieve significant clinical and operational milestones through the appropriate setting of both corporate and individual goals under our annual incentive bonus program to our NEOs. During fiscal year 2012, we continued to expand our clinical pipeline and growing body of positive proof-of concept clinical data by diligently executing against our clinical milestones and, as a result, we believe we have positioned the Company and its two most advanced clinical programs from our oncology-focused pipeline for Phase III development. We also continued to make great strides in exploring the broadest potential of our proprietary phosphatidylserine (“PS”)-targeting platform and our family of monoclonal antibodies. In addition, due to the record breaking year for our contract manufacturing business, and our overall financing strategy, we were able to maintain a balanced financing approach to support our operations, which we expect to continue through fiscal year 2013 and beyond. Specific corporate achievements during fiscal year 2012 include, but were not limited to, the following:

17

—	Advanced, bavituximab, our first-in-class monoclonal antibody, in eight clinical trials across a wide range of oncology indications;

—	Reported positive clinical proof-of-concept data from our robustly designed Phase II trial of bavituximab in second-line non-small cell lung cancer (“NSCLC”), our lead indication;

—	Continued advanced discussions with the U.S. Food and Drug Administration (“FDA”) surrounding next steps for the registration pathway of Cotara® for the treatment of brain cancer;

—	Launched our PS-Imaging program with the filing of an exploratory Investigational New Drug Application with the FDA to advance our lead imaging agent 124I-PGN650 into clinical development for the imaging of multiple solid tumor types; and

—	Reported approximately $15 million in third-party customer revenues for our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”), representing a record revenue year for Avid.

The Compensation Committee regularly reviews the compensation programs for our NEOs to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and with current market practices. This includes establishing performance targets based on our strategic and operating plans. We closely monitor the compensation programs and pay levels of executives from other peer pharmaceutical and biopharmaceutical companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This enables us to retain our executive officers in a competitive market for executive talent.

We believe that our executive compensation programs have been effective at motivating the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives within our industry.

ADVISORY VOTE AND BOARD RECOMMENDATION

We request stockholder approval of our fiscal year 2012 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis”, the compensation tables, and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this proxy statement). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at our 2012 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Peregrine Pharmaceuticals, Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2012 Summary Compensation Table and the other related tables and disclosure within the Executive Compensation section of this proxy statement.”

Approval of the above resolution requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Broker non-votes will have no effect on the outcome of this Proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

18

Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 16, 2012, by: (i) each stockholder known to us to beneficially own more than 5% of our common stock; (ii) each director and director nominee; (iii) our Chief Executive Officer, Chief Financial Officer, and our other Named Executive Officers for the fiscal year ended April 30, 2012; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group. In general, “Beneficial Ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of August 16, 2012. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent (a)
5% Stockholders:
Eastern Capital Limited (b) 10 Market Street, #773 Camana Bay Grand Cayman, KY1-9006, Cayman Islands	7,421,760		7.12%
Ayer Capital Management, LP (c) 230 California Street, Suite 600 San Francisco, CA 94111	5,610,236		5.38%
Executive Officers and Directors (d):
Eric S. Swartz	1,212,923	(e)(f)	1.16%
Steven W. King	703,325	(e)	*
Carlton M. Johnson, Jr.	498,464	(e)	*
David H. Pohl	492,805	(e)	*
Paul J. Lytle	374,557	(e)	*
Joseph S. Shan	221,936	(e)	*
Shelley P.M. Fussey, Ph.D.	213,394	(e)	*
Jeffrey L. Masten	84,776	(e)	*
All directors and named executive officers as a group (8 persons)	3,802,180	(e)(f)	3.55%

* Less than 1% of the outstanding shares of our common stock.
(a)	Percent of common stock computed on the basis of shares outstanding at August 16, 2012, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 16, 2012.
(b)	The information set forth herein is based solely on information contained in an Amendment to the Schedule 13G filed with the SEC on February 14, 2012 by Eastern Capital Limited.
(c)	The information set forth herein is based solely on information contained in the Schedule 13G filed with the SEC on August 8, 2012 by Ayer Capital Management, LP, ACM Capital Partners, LLC, Jay Venkatesan, Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC, whereby, Ayer Capital Management, LP, ACM Capital Partners, LLC and Jay Venkatesan have shared voting and dispositive power with respect to 5,610,236 shares and Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC have shared voting and dispositive power with respect to 5,233,438 shares.
(d)	The address of all of our executive officers and directors is in c/o Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California, 92780.
(e)	Includes shares which the individuals shown above have the right to acquire as of August 16, 2012, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Swartz – 540,805 shares; Mr. King – 633,438 shares; Mr. Johnson – 490,805 shares; Mr. Pohl – 490,805 shares; Mr. Lytle – 305,939 shares; Mr. Shan – 211,500 shares; Dr. Fussey – 176,375 shares; and Mr. Masten – 72,278 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.
(f)

Includes 107,739 shares of common stock owned by Swartz Ventures, Inc., 126,000 shares of common stock owned by Highlight Fund, LLC, and 52,978 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz. Mr. Swartz has sole control over Swartz Ventures, Inc., Highlight Fund, LLC and his IRA.

19

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2012, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our Named Executive Officers, or “NEO” during fiscal year 2012 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for fiscal year 2012. We also describe various actions regarding Named Executive Officers compensation taken before or after fiscal year 2012 when we believe it enhances the understanding of our executive compensation program.

Compensation Philosophy and Policies

Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.

Our Compensation Committee (the “Committee”) continuously evaluates the performance, and no less frequently than annually, determines or modifies the compensation of our Chief Executive Officer (“CEO”) and our other executive officers based upon a number of factors, including our attainment of certain corporate goals and clinical milestones approved by the Committee, individual performance and contribution towards the attainment of our corporate goals, levels of responsibility and experience, and breadth of knowledge.

The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are several pharmaceutical, biotechnology and medical device companies in that region. The majority of our competitors in this geographic area have more resources than we do which makes it more difficult for us to hire and retain key personnel. As a result, the Committee must establish compensation packages that will enable the Company to be competitive with the local market.

Given the competitive environment in which we operate, the compensation philosophy of the Committee with respect to our executive officers, including the CEO, is:

—	to maintain an overall compensation structure designed to attract, retain and motivate executives of outstanding ability who are critical to our long-term success by providing appropriate levels of risk and reward, in proportion to individual contribution and performance;
—	to establish appropriate incentives to further the Company’s long-term strategic plan and to hold executives accountable, through their compensation, for their individual and corporate performance; and
—	to align the interests of executives with those of the stockholders.

The CEO, who attends most meetings of the Committee, assists the Committee in determining the compensation of all other executive officers by, among other things:

—	recommending appropriate base salaries of the other executive officers to the Committee;
—	establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
—	making recommendations, from time to time, for annual or special stock grants or stock option grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives with the President and Chief Executive Officer.

20

Components of Our Executive Compensation Program

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation. Instead, the Committee, after reviewing information provided by an outside consulting firm and other information gathered from an outside compensation database, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

The primary elements of our executive compensation program are:

—	base salary;
—	annual cash bonus plan;
—	equity awards (including stock option and stock awards);
—	employment agreements and severance and change-in-control benefits; and
—	perquisites and other benefits.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for fiscal year 2012, the Committee considered various data regarding the base salaries of executive officers in comparable positions at other biotechnology companies. Additional factors included, but were not limited to, company size, market capitalization, stage of development of a company’s products and geographic location. The Committee also considered the individual experience level and actual performance of each executive officer in light of Peregrine’s needs and objectives. The Committee also reviewed an analysis from an outside compensation consulting firm, in addition to data generated from an outside compensation database, to ensure that base salaries are competitive and within the competitive range of other biotechnology companies.

Base salaries are reviewed at least annually by the Committee, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience, subject to minimum salary requirements set forth in applicable employment agreements. Base salaries may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives as well as our combined success in meeting corporate goals, including research and clinical milestones. An executive’s base salary is also evaluated by reviewing the executive’s other compensation components to ensure that the executive’s total compensation is in line with our overall compensation philosophy as discussed above.

The following annual base salary amounts for of our Named Executive Officers for fiscal year 2012 were determined based on the “Factors for Determining Compensation”, as noted below:

Named Executive Officer	Annual Base Salary($)
Steven W. King	429,000
Paul J. Lytle	325,812
Jeffrey L. Masten	285,000
Shelley P.M. Fussey, Ph.D	280,500
Joseph S. Shan	260,000

Annual Cash Bonus Plan

In July 2011, the Committee adopted and approved a formal Annual Cash Bonus Plan for its Named Executive Officers, or Bonus Plan, which the Committee used to determine the annual bonuses awarded to Named Executive Officers for fiscal year 2012 performance, and will use annually thereafter. The Committee may also make discretionary bonuses outside of the framework of the Bonus Plan, but in general, each participant’s annual cash bonus under the Bonus Plan will be determined by multiplying the participant’s annual base salary for the applicable fiscal year by (a) a target bonus percentage for such participant, generally targeted for the 50th percentile of our peer groups (b) a corporate factor ranging from 0 to 1.5, based on the Company’s achievement of corporate goals, individual goals, share price performance, and other factors as determined by the Committee, including but not limited to performance of day-to-day responsibilities and participation in the achievement of the corporate goals and achievement of individual goals determined by the Committee.

21

The Company’s corporate goals will be set at or around the beginning of each fiscal year by the Committee, based on recommendations by the Company’s management. At the end of each fiscal year, the Committee will determine the corporate factor based on a quantitative and qualitative review of performance, in addition to the Company’s share price performance. Each participant’s individual goals will be set at the beginning of each year. A fiscal year-end evaluation of each participant may weight individual goals, and the applicable individual factor will be determined based on a quantitative and qualitative review of performance. The Committee’s chair will recommend the CEO’s individual goals and individual factor to the Committee and the CEO will recommend the CFO and other executive officers individual goals and individual factor to the Committee. All individual goals and individual factors will be set by the Committee.

The following table sets forth the target bonus percentage, based upon the “Factors for Determining Compensation”, as noted below, of our Named Executive Officers approved by the Committee for fiscal year 2012, and their respective fiscal year 2012 cash bonuses as approved by the Committee:

Named Executive Officer	Fiscal Year 2012 Target	Fiscal Year 2012 Bonus ($)(1)
Steven W. King	60%	257,400
Paul J. Lytle	40%	130,300
Jeffrey L. Masten	N/A	142,500
Shelley P.M. Fussey, Ph.D	35%	98,200
Joseph S. Shan	35%	142,500

(1)	Bonuses for Mr. King, Mr. Lytle and Dr. Fussey were based on a corporate factor of 1. Due to Mr. Shan’s significant contributions in advancing Peregrine’s three phase II clinical trials during the fiscal year, the Committee approved a bonus for Mr. Shan based on a corporate factor of 1.5, and exercised its discretion to approve an additional bonus amount of $6,000. Mr. Masten received a guaranteed bonus equal to 50% of his base salary pursuant to his employment offer letter.

Equity Awards

Stock Option Awards and Grant Practices. Based on market practice and our objective to align executives’ interest with those of our stockholders, we currently use stock options awards as the primary form of long-term incentive compensation for executives and other employees. In fiscal year 2012, the Committee implemented a policy of an annual broad based grant of stock option awards to our executive officers and other employees, with the grant typically occurring during May, the first month of our fiscal year. The grant date of such annual award and of other grants (i.e., for new hires) is either on the date the Committee approves the grants or on a pre-selected later date, such as a future hire date. In determining the size and types of equity grants to executive officers, the Committee considered, among other things, comparative industry data provided by its compensation consultant, our outstanding shares at the time of grant, the number and type of equity awards granted to such individuals in prior years, the equity available under our long-term incentive plan and desirable run rate and aggregate usage in the future, each executive officer’s ownership in our company, our corporate performance, and each executive officer’s individual performance, role and responsibilities.

The Committee exercises discretion in determining the information it considers, as well as any weighting of particular information, in determining the equity awards. The determination of equity awards is made by the Compensation Committee after evaluating the information and areas of consideration described above in their totality.

Stock Option grant information for the fiscal year ended April 30, 2012, is set forth below under “Grants of Plan-Based Awards For Fiscal Year 2012.”

Stock Awards and Award Practices. In addition to stock options, we sometimes also use stock awards as a form of long-term incentive compensation for executives and other employees. Stock awards are shares of common stock that vest in accordance with the terms established by the Committee. Usually, the awards will be subject to vesting upon the Company’s timely attainment of certain predetermined clinical, financial or operational milestones with specific targeted attainment dates or vest over a specific predetermined period of performance. However, the Committee at its discretion may issue discretionary stock awards that are not subject to any future vesting requirements. There were no discretionary stock award grants to our Named Executive Officers during the fiscal year ended April 30, 2012.

22

Employment Agreements, Severance and Change-in-Control Benefits

We have employment agreements with Messrs. Steven W. King, Paul J. Lytle, Joseph S. Shan and Dr. Shelley P.M. Fussey providing for severance payments and accelerated vesting benefits triggered by various termination events. For a description of these agreements and our potential payment obligations, please see "Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control" and the related tabular disclosure below.

When entering into employment agreements which provide for post-termination compensation for our Named Executive Officers, the Committee considers, among multiple factors, peer company practice, retention needs and consistency of post-termination compensation among our executives. Gains from prior equity awards are not a material consideration in setting the level of such compensation. In particular, we believe such employment agreements benefit us and our stockholders by attracting and retaining executives in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protection triggered by a change-in-control allows our executives to assess a potential change-in-control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. Further, we believe the severance protection offered under the employment agreements are balanced with the interests of Peregrine and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of Peregrine as a condition to receiving benefits under these agreements. All of the Named Executive Officers are “at will” employees.

These employment agreements are subject to renewal annually and, as part of the Committee's review of all of our executive compensation practices, will be reviewed to ensure that they continue to serve our interests in retaining these key executives, remain consistent with packages offered by our peers, and provide reasonable levels of severance protection and compensation.

Perquisites and Other Benefits

We maintain broad-based benefits that are provided to all employees, including health, dental, and vision insurance, life and disability insurance, a 401(k) plan, and an Employee Stock Purchase Plan.

Under the 401(k) plan, Named Executive Officers are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations. Effective January 1, 2010, the Company has voluntarily agreed to match 50% of all employee contributions, including Named Executive Officers, of up to the first 6% of a participant’s annual salary for all 401(k) plan contributions, subject to certain IRS limitations. Under the 401(k) plan, each participating employee, including Named Executive Officers, is fully vested in his or her contributions to the 401(k) plan and Company contributions to the 401(k) plan will fully vest after six years of service.

Under the Employee Stock Purchase Plan, Named Executive Officers are allowed to participate on the same basis as other employees of the Company, which allows employees on a voluntarily basis to purchase shares of our common stock directly from the Company through accumulated payroll deductions, which the Company believes closely aligns the interests of participants with the interests of stockholders.

In addition, Named Executive Officers are eligible to participate in the same employee benefit plans as all other employees. The cost of health and dental insurance was 100% covered by the Company for Named Executive Officers during fiscal year 2012. In addition, all employees, including Named Executive Officers, receive one (1) times their annual salary in term-life insurance, long-term disability benefits, and vision insurance at no cost to the employee. We also provide all employees, including Named Executive Officers, the option to make pre-tax payroll deductions up to $3,500 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses. The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

During fiscal year 2012, we paid to Mr. Masten, pursuant to his employment offer letter, an aggregate of $152,900 in relocation assistance, covering moving expenses, storage and reimbursement of loss on sale of former residence, to help offset the cost associated with his relocation to California. We expect to pay Mr. Masten up to an additional $70,000 during fiscal year 2013 in relocation assistance.

23

Factors for Determining Compensation

Performance. One of the primary objectives of our compensation program is to motivate our executive officers to achieve our short and long-term strategic goals. These goals are tied to, among other things, the advancement of our product pipeline, the attainment of clinical and regulatory milestones, the development, acquisition and out-licensing of key technologies, increasing third-party customer contract manufacturing revenues and the securing of capital funding. In addition to linking compensation to the attainment of pre-approved goals, individual performance is assessed on the basis of more subjective, non-formulaic, criteria, such as:

—	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;
—	participation in the achievement of strategic or regulatory milestones;
—	contribution to the management team and application of managerial leadership skills;
—	involvement in accessing capital to fund our research and development operations and other business activities; and
—	role in protecting and realizing the value of our intellectual property.

With respect to our fiscal year 2012 performance, we continued to expand our clinical pipeline and growing body of positive proof-of concept clinical data by diligently executing against our clinical milestones and, as a result, we believe we have positioned the Company and its two most advanced clinical programs from our oncology-focused pipeline for Phase III development. We also continued to make great strides in exploring the broadest potential of our proprietary phosphatidylserine (“PS”)-targeting platform and our family of monoclonal antibodies.In addition, due to the record breaking year for our contract manufacturing business, and our overall financing strategy, we were able to maintain a balanced financing approach which we expect to continue through fiscal year 2013 and beyond. Specific corporate achievements during fiscal year 2012 include, but were not limited to, the following:

—	Advanced, bavituximab, our first-in-class monoclonal antibody, in eight clinical trials across a wide range of oncology indications;
—	Reported positive clinical proof-of-concept data from our robustly designed Phase II trial of bavituximab in second-line non-small cell lung cancer (“NSCLC”), our lead indication;
—	Continued advanced discussions with the U.S. Food and Drug Administration (“FDA”) surrounding next steps for the registration pathway of Cotara® for the treatment of brain cancer;
—	Launched our PS-Imaging program with the filing of an exploratory Investigational New Drug Application with the FDA to advance our lead imaging agent 124I-PGN650 into clinical development for the imaging of multiple solid tumor types; and
—	Reported approximately $15 million in third-party customer revenues for our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”), representing a record revenue year for Avid.

“Say-on-Pay” Consideration. At the Company’s Annual Meeting of Stockholders held in October 2011, we conducted our first advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. The stockholders also voted on and approved a preferred frequency of every year for stockholder advisory votes on compensation of named executive officers, and, in accordance with the stockholders’ indicated preference, the Board has resolved that we will hold such advisory votes on executive compensation every year going forward until the results of the next frequency advisory vote.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, at our 2011 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation. This was our first stockholder advisory vote to approve named executive officer compensation. The proposal was approved by our stockholders, receiving approximately 75% of the vote of the stockholders present in person or represented by proxy and voting at the meeting. We considered this vote to be a ratification of our current executive compensation policies and decisions and therefore did not make any significant changes to our executive compensation policies and decisions based on the vote.

24

Market Benchmarks. We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. Accordingly, in fiscal year 2012, we reviewed and compared, among other things, the total cash and long-term equity incentive compensation and the amounts of our primary executive compensation components—base salary, annual cash bonus and long-term equity awards—against comparable compensation paid within our peer group. In fiscal year 2012, we engaged an outside compensation consulting firm and also utilized EquilarInsight™ to determine a peer group of pharmaceutical and biopharmaceutical companies based on relative company size (e.g., market capitalization and number of employees), stage of development, performance and geographic location as compared to peer companies, as well as the specific responsibilities of our executives. In addition, this peer group also includes companies with which we believe we must compete for talent. The Committee intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. For fiscal year 2012, our peer group consisted of the following 28 companies:

Acadia Pharmaceuticals, Inc.	Genvec, Inc.
Affymax, Inc.	Immunomedics, Inc.
Alexza Pharmaceuticals, Inc.	Insmed Incorporated
Amicus Therapeutics, Inc.	MannKind Corporation
Anika Therapeutics, Inc.	Metabolix, Inc.
Ariad Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
ArQule, Inc.	Novavax, Inc.
Biocryst Pharmaceuticals, Inc.	Protalix Biotherapeutics, Inc.
Celldex Therepeutics, Inc.	Spectrum Pharmaceuticals, Inc.
Cytokinetics, Inc.	Sucampo Pharmaceuticals, Inc.
Depomed, Inc.	Synta Pharmaceuticals, Inc.
Discovery Laboratories, Inc.	Targacept, Inc.
Dyax Corp.	Vanda Pharmaceuticals, Inc.
Dynavax Technologies Corp.	Vical Incorporated

The executive employment market in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are many pharmaceutical, biotechnology and medical device companies in that region, many of which are similar to us in size and stage of development. We believe our executive compensation must be competitive within such a peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders. Our general philosophy and practice is to target our executive’s overall compensation to be at approximately the market median for our peer group. This benchmarking indicated that the total direct compensation for our President and Chief Executive Officer and Chief Financial Officer for fiscal year 2012 were at the 17th and 30th percentile, respectively, of our peer group. The Committee considered this benchmarking information as one consideration in making the fiscal year 2012 compensation decisions reflected below, primarily to determine whether compensation paid to Named Executive Officers, in light of company and individual performance, is at, above or below the median of executive compensation among the Company’s peer group.

Compensation Risk

As part of its oversight of our compensation policies, the Committee considers the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Committee annually reviews our compensation policies and procedures to determine whether they create risks that are reasonably likely to have a material adverse effect on Peregrine. Based on its latest review, the Committee has concluded that our compensation policies and procedures do not create such risks.

Summary

The Committee believes Peregrine’s compensation programs are designed and administered in a manner consistent with its compensation philosophy and objectives. We monitor these programs in recognition of the dynamic marketplace in which Peregrine competes for talent. Peregrine intends to continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for actual results and that are consistent with stockholder interests.

25

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information as of April 30, 2012 regarding our current Named Executive Officers:

Named Executive Officer	Age	Position
Steven W. King	48	President and Chief Executive Officer, Director
Paul J. Lytle	44	Chief Financial Officer and Corporate Secretary
Shelley P.M. Fussey, Ph.D	46	Vice President, Intellectual Property
Joseph S. Shan	39	Vice President, Clinical & Regulatory Affairs
Jeffrey L. Masten	51	Vice President, Quality

The following biographies describe the business experience of our Named Executive Officers. For the biography of Mr.  King, see “Proposal No. 1, Election of Directors” above.

Paul J. Lytle has served as Chief Financial Officer since August 2002 and has over 19 years of finance and accounting experience. Mr. Lytle oversees various functions, including finance and accounting, financial reporting, Corporate Governance, investor relations, human resources and information technology. Mr. Lytle started with Peregrine in March 1997 as Corporate Controller and has held positions of increasing responsibility at the Company. Mr. Lytle was promoted to Vice President of Finance and Accounting and was elected as the Company’s Corporate Secretary in 2000. Prior to joining Peregrine, Mr. Lytle worked for Deloitte & Touche LLP. Mr. Lytle holds a B.S. in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California and a member of the American Institute of Certified Public Accountants.

Shelley P.M. Fussey, Ph.D. has served as our Vice President, Intellectual Property since February 2005. Dr. Fussey plays a key role in our U.S. and international patenting, patent analysis and patent defense. Dr. Fussey's expertise includes patent strategy for technologies developed both in-house and in-licensed from universities. She has broad experience in intellectual property consulting for areas including cancer treatment, immunology, and antiviral technology, as well as other areas central to pharmaceutical and biotechnology drug development. Prior to joining Peregrine, Dr. Fussey worked for the law firms of Williams, Morgan & Amerson and Arnold, White and Durkee. She holds a Ph.D. in Biochemistry and a B.Sc. in Biochemistry with First Class Honours (Summa Cum Laude) from the University of Newcastle upon Tyne, U.K.

Joseph S. Shan has served as Vice President, Clinical & Regulatory Affairs since March 2009 and has served as our head of Clinical and Regulatory Affairs since January 2003. He is responsible for the design and execution of our clinical trials and overseeing regulatory submissions. Since joining Peregrine in 2000, Mr. Shan has been instrumental in advancing the clinical development of the Company's bavituximab and Cotara® antibody products. Prior to joining Peregrine, Mr. Shan held positions of increasing responsibility in clinical and regulatory affairs at Edwards Lifesciences (formerly Baxter Healthcare Corporation) and Sulzer Medica. Mr. Shan received his B.S. degree in Physiological Sciences from the University of California, Los Angeles and his M.P.H. degree from the George Washington University in Washington, D.C. He is a member of the American Society of Clinical Oncology, the Association of Clinical Research Professionals and the Regulatory Affairs Professionals Society.

Jeffrey L. Masten has served as Vice President, Quality since May 2011. Mr. Masten is responsible for the overall quality assurance program for both Peregrine and its wholly-owned subsidiary, Avid Bioservices, Inc. Prior to joining Peregrine, Mr. Masten has served as Senior Director, Head of Quality Assurance at two Genentech manufacturing sites. At Genentech from 2002 to 2011, he designed and implemented quality programs, spanning the bulk formulation and aseptic processing and fill/finish of biologics, and led regulatory inspections from domestic and international agencies. Prior to Genentech, he was Director, Quality Operations for Aventis Behring, which was acquired by CLS Behring. He began his 30-year career in quality assurance at Eli Lilly and Company. Mr. Masten earned a Master of Business Administration from the University of Notre Dame, a Bachelor of Science from Salisbury University, and completed chemistry and pharmacology graduate-level courses at Indiana University and Butler University, respectively.

Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2012, 2011 and 2010 of our chief executive officer, chief financial officer, and our three other highly compensated executive officers serving as executive officers as of April 30, 2012. We refer to the executive officers identified in this table as our “Named Executive Officers.”

26

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(3)	Stock Awards ($)(8)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(11)	Total ($)
Steven W. King, President and Chief Executive Officer	2012 2011 2010	428,250 390,009 403,755	- 62,401(4) 97,502(5)	- 33,180 41,020	441,119 - 426,706	257,400(9) - 99,939(10)	33,784 56,608(12) 55,503(13)	1,160,553 542,198 1,124,425
Paul J. Lytle, Chief Financial Officer and Corporate Secretary	2012 2011 2010	325,402 304,497 315,229	- 45,675(4) 60,899(5)	- 21,330 26,370	177,243 - 231,696	130,300(9) - 51,582(10)	33,784 46,976(12) 43,325(13)	666,729 418,478 729,101
Shelley P.M. Fussey, Vice President, Intellectual Property	2012 2011 2010	280,394 275,000 285,577	- 27,500(4) 55,000(5)	- 11,850 14,650	83,254 - 144,810	98,200(9) - -	16,670 21,189(12) 16,381(13)	478,519 335,539 516,418
Joseph S. Shan Vice President, Clinical and Regulatory Affairs	2012 2011 2010	259,808 241,056 211,317	6,000(6) 27,500(4) 50,873(5)	- 11,850 14,650	133,512 - 144,810	136,500(9) - -	33,888 35,928(12) 33,571(13)	569,708 316,334 455,221
Jeffrey L. Masten Vice President, Quality	2012	259,789(2)	142,500(7)	-	252,235	-	177,164(14)	831,687

(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Represents annual salary compensation beginning May 26, 2011, his date of hire.
(3)	Effective fiscal year 2012, performance-based bonuses are awarded to the Named Executive Officers pursuant to the Company’s formal Annual Cash Bonus Plan, as adopted by the Compensation Committee in July 2011, and reported herein as “Non-Equity Incentive Plan Compensation”. Additional information regarding the Company’s formal Annual Cash Bonus Plan for its Named Executive Officers can be found in the “Compensation Discussion and Analysis” section of this proxy under “Annual Cash Bonus Plan”. Prior to fiscal year 2012, performance-based bonuses were generally awarded to the Named Executive Officers at the discretion of our Compensation Committee and reported herein as “Bonus”. The performance-based bonuses represent amounts earned during each respective fiscal year.
(4)	Represents a discretionary cash bonus to the Named Executive Officers in recognition of their contributions in expanding and advancing the Company’s product pipeline and other performance objectives, including the initiation and/or advancement of four randomized bavituximab Phase II trials for the treatment of non-small cell lung cancer, pancreatic cancer, and hepatitis C virus infection.
(5)	Represents a discretionary cash bonus to the Named Executive Officers in recognition of their contributions toward successfully completing discussions with the Food and Drug Administration in November 2009 that allowed the Company to initiate two randomized bavituximab Phase II trials for the treatment of non-small cell lung cancer.
(6)	Represents a discretionary cash bonus awarded to Mr. Shan in addition to the performance-based bonus awarded to Mr. Shan during fiscal year 2012 under our Annual Cash Bonus Plan (see footnote 3 above).
(7)	Represents a guaranteed first year cash bonus equal to 50% of Mr. Masten’s base salary pursuant to his employment offer letter.
(8)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with the authoritative guidance for share-based compensation. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal Year-End” table. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 8 “Equity Compensation Plans” in our Form 10-K for the period ended April 30, 2012, filed with the SEC on July 16, 2012.
(9)	Represents a performance-based bonus awarded to the Named Executive Officers in recognition of their performance during fiscal year 2012 pursuant to our Annual Cash Bonus Plan for its Named Executive Officers.

(10)	Represents amounts paid to two Named Executive Officers under an Option Exercise Forbearance Agreements (the “Agreement”) for stock options that expired ten (10) years from the date of grant. On December 22, 1999, the Company’s Board of Directors granted stock options to its employees including two Named Executive Officers (“Option Holders”), which stock options were set to expire on December 22, 2009, unless exercised prior to such date. On December 9, 2009, the Company’s Board of Directors deemed it to be in the best interest of the Company to enter into an Agreement with the Option Holders including the two Named Executive Officers of the Company. Pursuant to the terms of the Agreement, each Option Holder received the same amount in net proceeds as if he had exercised his stock options in the open market based on the market price paid per share equal to the volume weighted average price of the Company’s common stock sold under its At-the-Market Issuance agreement with Wm Smith & Co during the period from August 1, 2009 to December 4, 2009 in exchange for allowing the options to expire unexercised. Pursuant to their respective Agreements, Mr. Steven King and Mr. Paul Lytle received payments of $99,939 and $51,582, respectively, which was treated as bonus compensation.

27

(11)	Except as described in footnotes 12, 13, and 14 below, amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for long-term disability and term life insurance (collectively referred to as “Health Benefits”) as well as company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan. Health Benefits paid and/or accrued during fiscal year 2012 for each Named Executive Officer were as follows: Mr. Steven King - $26,434; Mr. Paul Lytle - $26,434; Dr. Shelley Fussey - $9,270; Mr. Joseph Shan - $26,434; and Mr. Jeffery Masten - $24,264. Company contributions to the Peregrine Pharmaceuticals, Inc. 401(k) Plan during fiscal year 2012 for each Named Executive Officer was less than $10,000.
(12)	Includes tax gross-up payments and/or accruals associated with the vesting of Stock Awards during fiscal year 2011 for each of the following Named Executive Officers: Mr. Steven King - $25,269; Mr. Paul Lytle - $16,244; Dr. Shelley Fussey - $5,536; and Mr. Joseph Shan - $9,025.
(13)	Includes tax gross-up payments and/or accruals associated with the vesting of Stock Awards during fiscal year 2010 for each of the following Named Executive Officers: Mr. Steven King - $34,099; Mr. Paul Lytle - $21,921; Dr. Shelley Fussey - $8,782; and Mr. Joseph Shan - $12,178.
(14)	Includes aggregate relocation assistance payments of $152,900 pursuant to Mr. Masten’s employment offer letter, covering moving and storage expenses, and the reimbursement of loss on sale of former residence, associated with Mr. Masten’s relocation to California.

Grants of Plan-Based Awards For Fiscal Year 2012

The following table sets forth certain information with respect to each plan-based award granted during the fiscal year ended April 30, 2012 to our Named Executive Officers:

FISCAL YEAR 2012 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option	Grant Date Fair Value of Stock or Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Units (#) (1)	Awards ($/sh)	Awards ($) (2)
Steven W. King	5/2/2011	-	-	-	-	-	-	-	142,500 (3)	2.44	226,604
	2/17/2012	-	-	-	-	-	-	-	350,000 (4)	0.95	214,515

Paul J. Lytle	5/2/2011	-	-	-	-	-	-	-	57,500 (5)	2.44	91,437
	2/17/2012	-	-	-	-	-	-	-	140,000 (6)	0.95	85,806

Shelley P.M. Fussey	5/2/2011	-	-	-	-	-	-	-	30,000 (5)	2.44	47,706
	2/17/2012	-	-	-	-	-	-	-	58,000 (6)	0.95	35,548

Joseph S. Shan	5/2/2011	-	-	-	-	-	-	-	30,000 (5)	2.44	47,706
	2/17/2012	-	-	-	-	-	-	-	140,000 (6)	0.95	85,806

Jeffrey L. Masten	5/26/2011	-	-	-	-	-	-	-	156,103 (7)(8)	2.13	216,687
	2/17/2012	-	-	-	-	-	-	-	58,000 (6)	0.95	35,548

(1)	Except as described in footnote 8 below, stock option awards referenced in the table above vest in eight (8) equal quarterly installments over a two (2) year period beginning on the first quarter following the date of grant and each quarter thereafter until fully-vested.
(2)	The assumptions used in determining the grant date fair values of stock and option awards are set forth in Note 8 “Equity Compensation Plans” in our Form 10-K for the fiscal year ended April 30, 2012, filed with the SEC on July 16, 2012.
(3)	Includes 106,592 and 35,908 options granted under our 2009 stock incentive plan and 2002 stock incentive plan, respectively.
(4)	Includes 250,000 and 100,000 options granted under our 2011 stock incentive plan and 2009 stock incentive plan, respectively.
(5)	Granted under our 2003 stock incentive plan.
(6)	Granted under our 2011 stock incentive plan.
(7)	Granted under our 2010 stock incentive plan.
(8)	Option vests in four (4) equal annual installments over a four (4) year period beginning May 26, 2012 and on each anniversary year thereafter until fully-vested.

28

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our Named Executive Officers as of fiscal year ended April 30, 2012:

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares That Have Not Vested ($)
Steven W. King	40,000	-	2.75	03/19/2013	-	-	-	-
	70,000	-	11.00	10/21/2013	-	-	-	-
	50,000	-	1.95	01/11/2018	-	-	-	-
	221,000	-	2.93	02/01/2020	-	-	-	-
	53,439	89,091 (1)	2.44	05/02/2021	-	-	-	-
	-	350,000 (2)	0.95	02/17/2022	-	-	-	-

Paul J. Lytle	60,000	-	11.00	10/21/2013	-	-	-	-
	30,000	-	1.95	01/11/2018	-	-	-	-
	120,000	-	2.93	02/01/2020	-	-	-	-
	21,564	35,936 (1)	2.44	05/02/2021	-	-	-	-
	-	140,000 (2)	0.95	02/17/2022	-	-	-	-

Shelley P.M. Fussey	22,500	-	7.20	03/08/2015	-	-	-	-
	30,000	-	1.95	01/11/2018	-	-	-	-
	75,000	-	2.93	02/01/2020	-	-	-	-
	11,250	18,750 (1)	2.44	05/02/2021	-	-	-	-
	-	58,000 (2)	0.95	02/17/2022	-	-	-	-

Joseph S. Shan	24,000	-	11.00	10/21/2013	-	-	-	-
	20,000	-	4.20	07/06/2017	-	-	-	-
	20,000	-	1.95	01/11/2018	-	-	-	-
	75,000	-	2.93	02/01/2020	-	-	-	-
	11,250	18,750 (1)	2.44	05/02/2021	-	-	-	-
	-	140,000 (2)	0.95	02/17/2022	-	-	-	-

Jeffrey L. Masten	-	156,103 (3)	2.13	05/26/2021	-	-	-	-
	-	58,000 (2)	0.95	02/17/2022	-	-	-	-

(1)	Option vests in eight (8) equal quarterly installments over a two (2) year period beginning August 2, 2011 and each quarter thereafter until fully-vested.
(2)	Option vests in eight (8) equal quarterly installments over a two (2) year period beginning May 17, 2012 and each quarter thereafter until fully-vested.
(3)	Option vests in four (4) equal annual installments over a four (4) year period beginning May 26, 2012 and each year thereafter until fully-vested.

Option Exercises and Stock Vested

There were no stock option exercises or vesting of restricted stock by the Company’s Named Executive Officers during fiscal year 2012.

Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

On March 18, 2009, we entered into two-year employment agreements with Mr. Steven W. King and Mr. Paul J. Lytle, and one-year employment agreements with Mr. Joseph S. Shan and Dr. Shelley P.M. Fussey. Each of the aforementioned employment agreements renew automatically for additional one-year terms unless either party gives written notice of such party’s intent not to renew the employment agreement at least 90 days prior to the commencement of the next year’s period.

Each employment agreement provides that the executive officer must devote his or her full business time to the performance of services to the Company. In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign county in which the Company has done business or has actually investigated doing business or where its products are sold or distributed, or solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

29

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company’s employee handbook. If an executive is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement after such termination other than base salary and paid-time-off earned or accrued but unpaid as of the date of termination.

Payments Upon Termination Without Cause or Resignation for Good Reason

The following discussion describes the amounts that we would pay or provide to our Named Executive Officers or, as applicable, their beneficiaries under these employment agreements as a result of termination of employment in each of the following situations: termination without cause or resignation for good reason and termination following a change-in-control.

If we terminate Mr. King’s or Mr. Lytle’s employment without cause or the executive terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) the payment of any prorated target bonus. In addition, each of Mr. King and Mr. Lytle shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. If we terminate Mr. Shan’s or Dr. Fussey’s employment without cause or such executive terminates his or her employment for good reason, such executive shall be entitled to (a) continued base salary and group insurance benefits for a period of nine months, and (ii) the payment of any prorated target bonus. In addition, each of Mr. Shan and Dr. Fussey shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. As to each of the foregoing executives, the payment of group insurance benefits shall be “grossed up” for all employee taxes at the applicable state and federal bonus rates. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Each executive’s employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his or her written authorization.

The following table sets forth the potential payments to Messrs. King, Lytle, Shan and Dr. Fussey assuming a termination without cause or resignation for good reason with estimated benefits calculated as if the termination occurred on or about April 30, 2012:

Named Executive Officer	Base Salary ($)(1)	Target Bonus ($)(2)	Group Benefits ($)(3)	Total ($)
Steven W. King	429,000	257,400	46,826	733,226
Paul J. Lytle	325,812	130,325	46,826	502,963
Shelley P.M. Fussey	210,375	98,175	10,314	318,864
Joseph S. Shan	195,000	91,000	35,120	321,120

____________

(1)	For Mr. King and Mr. Lytle, represents payment of base salary for a period of 12 months and for Dr. Fussey and Mr. Shan for a period of 9 months.
(2)	The payment of a Target Bonus to the Named Executive Officers is at the sole discretion of the Company’s Board of Directors. Amount includes the maximum proposed Target Bonus as a percentage of base salary established for fiscal year 2012 for each Named Executive Officer as follows: Mr. King – 60%; Mr. Lytle – 40%; Dr. Fussey – 35%; and Mr. Shan – 35%.
(3)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and term life insurance, grossed up at an assumed combined state and federal bonus tax withholding rate of 41.88% for Mr. King, Mr. Lytle, and Mr. Shan, and a federal bonus tax withholding rate of 30.65% for Dr. Fussey. Amounts were calculated based on current premiums paid for executive’s benefits grossed up for estimated applicable taxes.
30

Payments Upon a Termination in Connection with a Change-in-Control

In the event of a change-in-control of Peregrine, if Mr. King’s or Mr. Lytle’s (i) employment is terminated other than for cause within three (3) months prior or thirty six (36) months following a change-in-control (in the case of Mr. King) or twenty four (24) months following a change-in-control (in the case of Mr. Lytle), or (ii) the such executive terminates his employment for “good reason” within twelve (12) months following a change-in-control, the executive shall be paid a lump sum amount equal to (i) thirty-six months’, in the case of Mr. King, and twenty four months’, in the case of Mr. Lytle, base salary then in effect, (ii) one hundred percent (100%) of such executive’s target bonus, and (iii) payment of group insurance benefits (“grossed up” for all employee taxes at the applicable state and federal bonus rates) for the thirty-six month and twenty-four month severance periods, respectively. In addition, each of Mr. King’s and Mr. Lytle’s outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of two years following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. In the event of a change-in-control, if Mr. Shan’s or Dr. Fussey’s (i) employment is terminated other than for cause within three (3) months prior or twelve (12) months following a change-in-control, or (ii) such executive terminates his or her employment for good reason within twelve (12) months following a change-in-control, the executive shall be paid a lump sum amount equal to (i) twelve months’ base salary then in effect, (ii) one hundred percent (100%) of such executive’s target bonus, and (iii) payment of group insurance benefits (“grossed up” for all employee taxes at the applicable state and federal bonus rates) for the twelve month severance period. In addition, each of Mr. Shan’s and Dr. Fussey’s outstanding unvested stock options immediately shall become fully vested and each shall have a period of time equal to the lesser of twelve (12) months following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

The following table sets forth the potential payments to Messrs. King, Lytle, Shan and Dr. Fussey assuming a termination without cause or resignation for good reason in connection with a change-in-control, with estimated benefits calculated assuming the change-in-control and termination of employment occurred on or about April 30, 2012:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Stock Option Acceleration ($)(3)	Group Benefits ($)(4)	Total ($)
Steven W. King	1,287,000	257,400	-	140,479	1,684,879
Paul J. Lytle	651,624	130,325	-	93,653	875,602
Shelley P.M. Fussey	280,500	98,175	-	13,751	392,426
Joseph S. Shan	260,000	91,000	-	46,826	397,826

__________

(1)	Represents payment of base salary for a period of 36 months for Mr. King, 24 months for Mr. Lytle, and 12 months for Dr. Fussey and Mr. Shan.
(2)	The payment of a Target Bonus to the Named Executive Officer is at the discretion of the Company’s Board of Directors. A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows: Mr. King – 60%; Mr. Lytle – 40%; Dr. Fussey – 35%; and Mr. Shan – 35%. The above assumes that the Board of Directors authorized the payment of the full Target Bonus to each executive for the fiscal year.
(3)	No potential payments are shown in this column as the closing market price per share of our common stock on April 30, 2012 of $0.47 is less than the per share exercise price of the unvested stock options subject to accelerated vesting in connection with a change-in-control.
(4)	Represents estimated payment to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for long-term disability and term life insurance, grossed up at an assumed combined state and federal bonus tax withholding rate of 41.88% for Mr. King, Mr. Lytle, and Mr. Shan, and a federal bonus tax withholding rate of 30.65% for Dr. Fussey during the severance period of 36 months for Mr. King, 24 months for Mr. Lytle, and 12 months for Dr. Fussey and Mr. Shan. Amounts were calculated based on current premiums paid for executive’s benefits grossed up for estimated applicable taxes.

31

Payments upon Death or Disability

In the event of the death or disability, as defined in the employment agreements, of Messrs. King, Lytle, Shan or Dr. Fussey, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to Messrs. King, Lytle, Shan and Dr. Fussey for a period of twelve (12) months, in the case of Mr. King and Mr. Lytle, and nine (9) months, in the case of Mr. Shan and Dr. Fussey. Amounts were calculated based on current premiums paid for executive’s benefits as follows:

Named Executive Officer	Group Benefits ($)
Steven W. King	27,216
Paul J. Lytle	27,216
Shelley P.M. Fussey	7,152
Joseph S. Shan	20,412

Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that either Mr. King or Mr. Lytle voluntarily resign, and in connection therewith he provides ninety (90) days advance written notice (the “Extended Notice Period”) to the Company, the Company will pay his base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of nine (9) months in the case of Mr. King and six (6) months in the case of Mr. Lytle after the Extended Notice Period provided he makes himself telephonically available to the Board of Directors and the Company’s executive team for up to 2 hours per week.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Mr. Carlton M. Johnson, Jr., Mr. David H. Pohl and Mr. Eric S. Swartz. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric S. Swartz, Chairman of the Compensation Committee

Carlton M. Johnson, Jr.

David H. Pohl

32

Equity Compensation Plan Information

We currently maintain seven equity compensation plans referred to as the 1996 Plan, the 2002 Plan, the 2003 Plan, the 2005 Plan, the 2009 Plan, the 2010 Plan, and the 2011 Plan. The 1996, 2003, 2005, 2009, 2010 and 2011 Plans were approved by our stockholders while the 2002 Plan was not submitted for stockholder approval.

The 2002 Plan is a broad-based non-qualified stock option plan for the issuance of up to 600,000 options. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expire ten years after the date of grant.

The following table sets forth certain information as of April 30, 2012 concerning our common stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2012:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/share)	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,147,268	2.88	4,741.991
Equity compensation plans not approved by stockholders	384,383(1)	3.41	32,336
Employee Stock Purchase Plan approved by stockholders	-	-	4,437,115
Total	7,531,651(2)	2.90(3)	9,211,442

__________

(1)	Includes an aggregate of 58,408 options granted to two of our Named Executive Officers.
(2)	Represents shares to be issued upon the exercise of outstanding options. There were no shares of common stock subject to restricted stock awards as of April 30, 2012.
(3)	Represents the weighted-average exercise price of outstanding options.

The above table does not include outstanding warrants issued to lenders in connection with a loan and security agreement (“Loan Agreement”) we entered into on December 9, 2008. As of April 30, 2012, we had warrants outstanding to purchase up to 219,967 shares of our common stock at an exercise price of $1.48 per share, which are scheduled to expire on December 19, 2013, if unexercised. Further details regarding the warrants issued in connection with the Loan Agreement are included in Note 9 “Warrants” of our Annual Report on Form 10-K for the fiscal year ending April 30, 2012, as filed with the SEC on July 16, 2012.

Comparison of Stockholder Return (‡)

The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and a Nasdaq Peer group for the period beginning April 30, 2007 through April 30, 2012. The total cumulative return on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index (Peer Companies Group Index) are based on the assumptions that on April 30, 2007, $100 was invested in the common stock of each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

33

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2007

The underlying data for the foregoing graph is as follows:

	April 30, 2007	April 30, 2008	April 30, 2009	April 30, 2010	April 30, 2011	April 30, 2012
Peregrine Pharmaceuticals, Inc.	$ 100.00	$ 41.80	$ 37.60	$ 80.20	$ 49.60	$ 9.40
Nasdaq Pharmaceutical Index	$ 100.00	$ 95.05	$ 84.88	$ 110.48	$ 124.28	$ 142.33
Nasdaq Market Index (U.S.)	$ 100.00	$ 94.55	$ 68.87	$ 99.37	$ 117.24	$ 127.70

‡ The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, in whole or in part.

Other Matters

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2013 Proxy Statement, your proposal must be received by the Company no later than May 10, 2013, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Nominating Charter contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2013 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Charter of the Board of Directors and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to the 2013 Annual Meeting.

34

The Nominating Charter of the Board of Directors provides that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

You may write to the Secretary of the Company at the Company’s principal executive office, 14282 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates. In addition, the Nominating Charter of the Board of Directors can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14282 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors,

/s/ Mark R. Ziebell
Mark R. Ziebell
General Counsel and Corporate Secretary

September 7, 2012

35

 Exhibit A

FIRST AMENDMENT TO THE
PEREGRINE PHARMACEUTICALS, INC.
2011 STOCK INCENTIVE PLAN

Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), previously established the Peregrine Pharmaceuticals, Inc. 2011 Stock Incentive Plan (the “Plan”). The Plan was approved by the Company’s stockholders at the Company’s 2011 Annual Meeting. By adoption of this instrument, the Company desires to amend the Plan to: (i) increase the total number of shares of stock available for grant under the Plan by 8,000,000 and (ii) increase the maximum number of shares that maybe granted to a “Covered Employee” by 250,000.

1. This First Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2012 Annual Meeting.

2. Section 5.1 (Stock Subject to the Plan – Number of Shares) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1 Number of Shares. Subject to adjustment provided in Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be eleven million five hundred thousand (11,500,000). Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be eleven million five hundred thousand (11,500,000). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

3. Section 5.4 (Stock Subject to the Plan – Annual Limitation on Number of Shares Subject to Awards) of the Plan is hereby amended and restated in its entirety to read as follows:

5.4 Annual Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events listed in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant, who is a Covered Employee, during any one of the Company’s fiscal years with respect to one or more Awards shall be five hundred thousand (500,000).

4. Section 11.9 (Performance-Based Awards – Maximum Award Payable) of the Plan is hereby amended and restated in its entirety to read as follows:

11.9 Maximum Award Payable. In accordance with Section 5.4, the maximum Performance-Based Award payable to any one Participant for a Performance Period is five hundred thousand (500,000) shares of Stock, or if the Performance-Based Award is paid in cash, the maximum Performance-Based Award will be determined by multiplying five hundred thousand (500,000) by the Fair Market Value of one share of Stock as of the first day of the Performance Period. If the Performance Period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentence shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is two years, the limit shall be increased by multiplying it by two.

5. This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _____ day of __________________, 2012.

The Company: PEREGRINE PHARMACEUTICALS, INC. a Delaware corporation

By:
Name:
Title:

A-1

Peregrine
Pharmaceuticals, Inc.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M49322-P28599 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PEREGRINE PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______

Nominees:

01) Carlton M. Johnson, Jr.
02) Steven W. King
03) David H. Pohl
04) Eric S. Swartz

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratify the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013.	☐	☐	☐
3. Approve an amendment to our 2011 Stock Incentive Plan.	☐	☐	☐
4. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!
PLEASE VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M49323-P28599

PEREGRINE PHARMACEUTICALS, INC.
This Proxy is Solicited on Behalf of the Board of Directors
For the 2012 Annual Meeting of Stockholders
To Be Held Thursday, October 18, 2012, at 10:00 a.m. PDT

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 18, 2012 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, AND FOR ITEMS 2, 3, AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side